UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 19, 2009

Digital Lifestyles Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27828	13-3779546
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

649 Sparta Highway, Suite 102, Crossville, Tennessee		38555
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(931) 707-9601

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On April 2, 2009, Digital Lifestyles Group, Inc. (the "Company") announced that on or about March 24, 2009 it received a letter (the "Letter") dated March 19, 2009 from the United States Securities and Exchange Commission (the "SEC") stating that it appeared the Company was not in compliance with its reporting requirements under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Letter further stated that the Company may be subject, without further notice, to an administrative proceeding pursuant to Section 12(j) of the Exchange Act to revoke its registration under the Exchange Act if all required reports were not filed within fifteen days of the date of the SEC Letter. The SEC Letter also stated that the Company's stock may be subject to a trading suspension by the SEC pursuant to Section 12(k) of the Exchange Act. The Company is in discussions regarding preparation of all required reports to comply with its reporting requirements under Section 13(a) of the Exchange Act; however, the Company does not presently expect to get current in such filings within fifteen days of the date of the Letter. The Company has initiated communications with the SEC in an attempt to avoid the revocation of its registration pursuant to Section 12(j) of the Exchange Act, although there can be no assurance that such registration will be maintained.
The press release announcing this matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 Press Release of Digital Lifestyles Group, Inc. dated April 2, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digital Lifestyles Group Inc.

April 2, 2009	By:	/s/ Ken Page

Name: Ken Page
Title: Chairman and CEO

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Digital Lifestyles Group, Inc. dated April 2, 2009